Exhibit 24(b)(8.6)

FOURTH AMENDMENT TO SELLING AND

SERVICES AGREEMENT AND FUND PARTICIPATION AGREEMENT

This Amendment to the Selling and Services Agreement and Fund Participation Agreement (“Amendment”) is effective as of date set forth below by and among Voya Retirement Insurance and Annuity Company (formerly ING Life Insurance and Annuity Company) (“Voya Retirement”), Voya Institutional Plan Services, LLC (formerly ING Institutional Plan Services, LLC) (“Voya Institutional”), Voya Financial Partners, LLC (formerly ING Financial Advisers, LLC) (“Voya Financial”) (collectively, “Voya”), American Beacon Advisors, Inc. (“AmBeacon”), acting solely on behalf of its American Beacon Funds (the “Trust”) series listed on Schedule A hereto, separately and not jointly (each a “Fund” or collectively the “Funds”), and Foreside Fund Services, LLC (“Distributor”), principal underwriter for the Funds.

Whereas, Voya Retirement, Voya Financial, AmBeacon and the Distributor entered into a Selling and Services Agreement and Fund Participation Agreement dated as of June 27, 2008 (the “Selling Agreement”). The Selling Agreement was subsequently amended by a First Amendment (adding Voya Institutional as a party) dated February 9, 2009, Second Amendment dated July 14, 2009 and Third Amendment dated January 25, 2010. The Selling Agreement as amended is referred to hereinafter as the “Agreement.” The parties now desire to further amend the Agreement as provided herein;

Now therefore, in consideration of the mutual covenants and promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                  Amendment.  Schedule B and Schedule C to the Agreement are hereby deleted and replaced with Schedule B and Schedule C attached hereto.

2.         Ratification and Confirmation of Agreement.  Except as specifically set forth herein, the Agreement is hereby ratified and confirmed in all respects and shall remain in full force and effect.

3.         Counterparts.  This Amendment may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to be effective as of the 1st day of April, 2016.

VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY

By:  /s/ Lisa Gilarde

Name:  Lisa Gilarde

Title:  Vice President

VOYA INSTITUTIONAL PLAN SERVICES, LLC

By:  /s/ Lisa Gilarde

Name:  Lisa Gilarde

Title:  Vice President

VOYA FINANCIAL PARTNERS, LLC

By:  /s/ Lisa Gilarde

Name:  Lisa Gilarde

Title:  Vice President

AMERICAN BEACON ADVISORS, INC.

By:  /s/ Brian E. Brett

Name:  Brian E. Brett

Title:  VP Sales

FORESIDE FUND SERVICES, LLC

By:  /s/ Mark Fairbanks

Name:  Mark Fairbanks

Title:  Vice President

Address:

Three Canal Plaza, Suite 100

Portland, ME 04101

Attn: Legal Department

2

SCHEDULE B

LIST OF AVAILABLE FUNDS

All Institutional class shares of American Beacon Funds

All Investor class shares of American Beacon Funds

All Advisor class shares of American Beacon Funds

All Y class shares of American Beacon Funds

All A class shares of American Beacon Funds

All C class shares of American Beacon Funds

3

SCHEDULE C

FEE SCHEDULE

            As compensation for the services Voya renders under the Agreement, AmBeacon will pay a fee to Voya Financial equal to an annual basis the rate set forth below multiplied by the average daily value of the assets in Voya accounts in the Funds.

Fund	Service Fees	12b-1 Fees	Total Fees
American Beacon Funds - Institutional Class
	X.XX%	X.XX%	X.XX%
American Beacon Funds - Investor Class
	X.XX%	X.XX%	X.XX%
American Beacon Funds - Advisor Class
	X.XX%	X.XX%	X.XX%
American Beacon Funds - Y Class
	X.XX%	X.XX%	X.XX%
American Beacon Funds - A Class
	X.XX%	X.XX%	X.XX%
American Beacon Funds - C Class
	X.XX%	X.XX%	X.XX%

Dated:  _______________, 2016

4